Exhibit 10.6

EXECUTION VERSION

SECOND AMENDMENT

THIS SECOND AMENDMENT TO THE RECEIVABLES SALE AND CONTRIBUTION AGREEMENT (this “Amendment”), dated as of January 9, 2015, is entered into by and among T-Mobile PCS Holdings LLC, a Delaware limited liability company (“T-Mobile PCS Holdings”), and T-Mobile Airtime Funding LLC, a Delaware limited liability (the “Funding Purchaser”).
WHEREAS, T-Mobile PCS Holdings and the Funding Purchaser are parties to that certain Receivables Sale and Contribution Agreement, dated as of February 26, 2014, as amended by that certain First Amendment to the Receivables Sale and Contribution Agreement, dated as of November 28, 2014 (collectively, the “Agreement”);
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

2.Amendment to Section 1.02. Effective as of the date hereof, the following definitions shall be added to Section 1.02 of the Agreement in the appropriate alphabetical order:

“Designated SunCom Receivable” means a receivable originated by the January 2015 Joining Originator in November 2014, December 2014, or January 2015 on or before the January 2015 Amendment Effective Date.
“January 2015 Joining Originator” means the January 2015 Joining Seller, as such term is defined in the Conveyancing Agreement.
“Joinder and First Amendment” has the meaning set forth in the Conveyancing Agreement.
“November 2014 Joining Seller” has the meaning set forth in the Conveyancing Agreement
3.Amendment to Section 2.01(a). Effective as of the date hereof, Section 2.01(a) of the Agreement shall be divided into four clauses and amended and restated in its entirety to read as follows:

(i) Subject to the terms and conditions set forth in this Agreement and other than with respect to the sales, transfers, assignments, set-overs and conveyances contemplated by clauses (ii) and (iii) below, T-Mobile PCS Holdings on the Closing Date and each Business Day thereafter shall sell, transfer, assign, set-over and otherwise convey, and the Funding Purchaser shall purchase or accept as a capital contribution, as set forth in Section 2.01(c), all of T-Mobile PCS Holdings’ right, title and interest in and to the Eligible Receivables purchased from the Originators and not previously sold to the Funding Purchaser, and all associated Related Rights (including all Collections associated with the foregoing).
(ii)    Notwithstanding the foregoing clause (i), subject to the terms and conditions set forth in this Agreement, on the Amendment Effective Date, T-Mobile PCS Holdings shall, with respect to Designated November 2014 Receivables that are Eligible Receivables, sell, transfer, assign, set-over and otherwise convey, and the Funding Purchaser shall purchase or accept as a capital contribution, as set forth in Section 2.01(c), all of T-Mobile PCS Holdings’ right, title and interest in and to such Designated November 2014 Receivables that are Eligible Receivables, and all associated Related Rights (including all Collections associated with the foregoing). The parties hereto, for all purposes, shall account for each Designated November 2014 Receivable as if it had been sold by the applicable November 2014 Joining Originator (and further conveyed or contributed to the Funding Seller pursuant to the Agreement) on the date it was originated.
(iii)    Notwithstanding the foregoing clauses (i) and (ii), subject to the terms and conditions set forth in this Agreement, T-Mobile PCS Holdings and the Funding Purchaser confirm and ratify, and T-Mobile PCS Holdings represents and warrants to the Funding Purchaser for the benefit of the Purchasing Entities, that T-Mobile PCS Holdings has previously sold, transferred, assigned, set-over, otherwise conveyed or made a capital contribution, as set forth in Section 2.01(c), to the Funding Purchaser and the Funding Purchaser has purchased or accepted as a capital contribution, as set forth in Section 2.01(c), all of T-Mobile PCS Holdings’ right, title and interest in and to each Designated SunCom Receivable that would have been an Eligible Receivable if the January 2015 Joining Originator would have been a November 2014 Joining Seller under the Joinder and First Amendment, and all associated Related Rights (including all Collections associated with the foregoing) with respect thereto; and, in connection with the foregoing, the parties hereto, for all purposes, shall account for each such Designated SunCom Receivable as if it had been sold by the January 2015 Joining Originator (and further conveyed or contributed to the Funding Seller pursuant to the Agreement) on the date it was originated.
(iv)    Each such sale, transfer, assignment, set-over and conveyance pursuant to clauses (i), (ii) and (iii) above shall be executed without recourse (other than as expressly provided herein). Immediately prior to the sales contemplated hereunder, T-Mobile PCS Holdings will acquire the Receivables from the Originators pursuant to the terms of the Conveyancing Agreement.
4.Representations and Warranties. Each of the parties hereto hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party,

enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to the general principals of equity.

5.Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed by the parties hereto. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.

6.Counterparts. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

7.Further Amendment. This Amendment may not be amended or otherwise modified except as provided in the Agreement.

8.Section Headings. The section headings in the Amendment are for reference only and shall not affect the construction of this Amendment.

9.Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 8.06, 8.12 and 8.13 of the Agreement are hereby incorporated by reference as if fully set forth herein, except that references therein to “this Agreement” shall be construed herein as references to the Agreement, as amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date written above.

T-MOBILE AIRTIME FUNDING LLC, as Funding Purchaser	T-MOBILE PCS HOLDINGS LLC, as Seller

By:/s/ Dirk Wehrse Name:Dirk Wehrse Title:Vice President, Treasury, & Treasurer	By:/s/ Dirk Wehrse Name:Dirk Wehrse Title:Vice President, Treasury, & Treasurer

Second Amendment to Contribution Agreement

ACKNOWLEDGED AND ACCEPTED:

T-MOBILE US, INC., as Performance Guarantor

By:/s/ Dirk Wehrse Name:Dirk Wehrse Title:Vice President, Treasury, & Treasurer

Second Amendment to Contribution Agreement

BILLING GATE ONE LLC, as Purchaser under the Master Receivables Purchase Agreement By: Billing Gate One Trust, as Manager
By: Wells Fargo Delaware Trust Company, National Association, solely as Trustee and not in its individual capacity

By:/s/ Sandra Battaglia Name:Sandra Battaglia Title:Vice President

Second Amendment to Contribution Agreement

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as Bank Purchasing Agent and a Bank Purchaser

By:/s/ Bjoern Mollner Name:Bjoern Mollner Title:Vice President	By:/s/ Osterloh Name:Osterloh Title:Vice President

Second Amendment to Contribution Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH, as a Bank

By:/s/ Seiichi Kuroiwa Name:SeiichiKuroiwa Title:General Manager	By:/s/ Stephan Stamm Name:Stephan Stamm Title:Deputy General Manager

Second Amendment to Contribution Agreement